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C&F Financial Corporation Announces New Board Members

West Point, VA -- (NASDAQ:CFFI) The directors of C&F Financial Corporation appointed Paul C. Robinson and Joshua H. Lawson as new members of the board of directors of the Company at their September board meeting. Paul Robinson, a member of the board of directors of Citizens and Farmers Bank since 1994, is the President of Francisco, Robinson & Associates, Inc., a real estate firm located in Providence Forge, Va. Joshua Lawson, a member of the board of directors of Citizens and Farmers Bank since 1993, is the President of Thrift Insurance Corporation, located in West Point, Va.

     C&F Financial Corporation operates ten retail bank branches located throughout the Williamsburg to Richmond corridor in Virginia through its Citizens and Farmers Bank subsidiary. Citizens and Commerce Bank, which operates as a division of Citizens and Farmers Bank, opened its first branch on November 15, 1999. Citizens and Commerce Bank is a retail bank serving the Richmond market specializing in small business services. The Company provides mortgage and title services through C&F Mortgage Corporation's ten offices. C&F Investment Services, Inc. provides a comprehensive range of investment services.




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